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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 5, 2002, except for Note 20, for which the date is September 30, 2002, relating to the consolidated financial statements, which appears in Edison Schools Inc.'s Annual Report on Form 10-K/A for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
October 8, 2002






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